EXHIBIT 99.1

FOR IMMEDIATE RELEASE

October 31, 2014

KEARNY FINANCIAL CORP. ANNOUNCES

RESULTS OF 2014 ANNUAL MEETING

Fairfield, New Jersey – October 31, 2014 - Kearny Financial Corp. (NASDAQ Global Market “KRNY”) announced that its 2014 Annual Meeting of Shareholders was held on Thursday, October 30, 2014. The Company is the majority-owned subsidiary of Kearny MHC, a federally chartered mutual holding company, which owns 77.12% of the Company’s outstanding shares. At the meeting, Theodore J. Aanensen, Dr. Joseph P. Mazza and John F. Regan were re-elected as directors to serve three-year terms, which will expire in 2017. In addition, shareholders ratified the appointment of BDO USA, LLP as the Company’s independent auditor for the fiscal year ending June 30, 2015 and also voted in favor of the advisory, non-binding resolution to approve our executive compensation as described in our Proxy Statement.

Kearny Financial Corp. is the holding company for Kearny Federal Savings Bank, which operates from its administrative headquarters building in Fairfield, New Jersey and 42 retail branch offices located throughout northern and central New Jersey and Brooklyn and Staten Island, New York. Shares of Kearny Financial Corp. trade on the NASDAQ Global Select Market under the symbol “KRNY.”

For further information contact:

Craig L. Montanaro

President and CEO

Kearny Financial Corp.

973-244-4500